SUPPLY AGREEMENT

      This Supply Agreement, entered into as of this 1st day of May, 2001, is by and between Phibro-Tech, Inc., a Delaware corporation with offices at One Parker Plaza, Fort Lee, New Jersey ("Seller"), and Nufarm, Inc., a Delaware corporation with offices at 1333 Burr Ridge Parkway, Suite 125A, Burr Ridge, Illinois ("Buyer").

                                   WITNESSETH:

      WHEREAS, Seller and Buyer wish to enter into a Supply Agreement under which Seller will sell and deliver Product (as hereafter defined) to Buyer upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants herein, Seller and Buyer hereby agree as follows:

1.    Definitions.

      (a) "Affiliate" means in respect of a party to this Agreement any entity that, by means ownership of the majority of shares or otherwise, is controlled by such party, is controlling such party or is under common control with such party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns, or directly or indirectly controls, more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity.

      (b) "Calendar Quarter" means each calendar quarter starting January, April, July and October 1.

      (c) "Calendar Year" means each calendar year while this Agreement is in effect.

      (d) "Contract Year" means in the first instance, the period commencing as of May 1, 2001 and ending June 30, 2002 and thereafter each twelve-month period commencing July 1 and ending June 30 while this Agreement is in effect.

      (e) "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

      (f) "Delivery Point" means FOB the Facility, unless otherwise specified and agreed by both parties.

      (g) "Facility" means the Sumter, SC facility of Seller at which Products are manufactured.

      (h) "Lead Time" means the period of time between receipt of a Purchase Order and the time the Product is delivered to Buyer and/or its Affiliates at the Delivery Point, which shall be sixty (60) calendar days for all Products.

      (i) "Product" means the products manufactured by Seller for Buyer and set forth in Attachment 1, as may be amended from time to time by the mutual agreement of the parties.

      (j) "Product Specifications" means the published specifications for each of the Products set forth in Attachment 2.

      (k)   "Purchase Order" has the meaning set forth in Section 2(d).

      (l) "Substitute Products" means products that are used as substitutes for Products, including without limitation, products manufactured by others with substantially similar performance characteristics, efficacy or functionality, but does not include existing Products sold by Buyer's Affiliates.

      (m) "Technical Data Sheets" means those product technical data sheets customarily used in the chemical industry and containing such information as is customarily found therein.

2.    Purchase of Product.

      (a) Appointment; Exclusivity. Buyer and its Affiliates hereby appoint Seller to manufacture and be their exclusive supplier of Products and Substitute Products, subject to the conditions and terms set forth herein, and Seller accepts such appointment to manufacture and supply the Products and to do such other acts as are herein authorized. During the term of this Agreement, Seller shall, and shall ensure that its Affiliates shall not, directly or indirectly, supply, distribute or sell Products or Substitute Products to any person or entity other than Buyer and/or its Affiliates on terms and conditions, including price, that are, in the aggregate, materially more favorable to such other person or entity than to Buyer and/or its Affiliates hereunder.


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

      (b) 100% Requirements. Buyer agrees, and agrees to cause its Affiliates, to buy 100% of its and their requirements for Products and Substitute Products, up to the capacity of the Facility, during the term of this Agreement from Seller hereunder, and Seller shall supply to Buyer and its Affiliates 100% of its and their requirements for Products and Substitute Products, in accordance with the terms and conditions of this Agreement, provided such requirements do not exceed the capacity of the Facility. During the term of this Agreement, Buyer shall not divert the manufacture or sale of Products or Substitute Products from the Facility to any other plant.

      (c) Forecasts. Buyer agrees to provide to Seller, within thirty (30) days after the date hereof, written non-binding forecasts of its anticipated requirements of Products by Calendar Quarter for the balance of Calendar Year 2001 and for the first two Calendar
            Quarters of Calendar Year 2002. At least sixty (60) days prior to the beginning of each Calendar Quarter, Buyer shall provide Seller with a written non-binding rolling estimate of its anticipated requirements of Product during the next four succeeding Calendar Quarters.

      (d) Purchase Orders. To effect the purchase of Product, Buyer shall give Seller a binding written purchase order; such order shall: (i) be given to Seller at least the number of days prior to the scheduled date for delivery of the Product ordered equal to the Lead Time;
            (ii) specify the quantities, ship-to location and delivery date of Product to be purchased; (iii) be subject to the terms and conditions of this Agreement; and (iv) be Buyer's standard purchase order form (hereinafter referred to individually as a "Purchase
            Order" and collectively as the "Purchase Orders"), and shall be appropriately completed and executed by Buyer. Within fifteen (15) business days after receipt of such written notice and Purchase Order, Seller shall either (A) notify Buyer in writing that such Purchase Order does not comply with the terms and conditions of this Agreement, specifying the respect in which the Purchase Order fails to comply with this Agreement, in which event Seller and Buyer shall promptly negotiate in good faith to resolve such disagreement and to execute a suitable Purchase Order reflecting such resolution, or (B) notify Buyer in writing of Seller's acceptance of such Purchase Order, in which event such acceptance notice shall be accompanied by a copy of such Purchase Order signed by Seller. If Seller fails to notify Buyer within such period, Seller shall be deemed to have accepted and signed the Purchase Order. Seller shall not be obligated to fulfill any Purchase Orders in respect of any Calendar Quarter to the extent the aggregate Purchase Orders for such Calendar Quarter exceed the forecasts for such Calendar Quarter by more than twenty-five percent (25%), although Seller shall use commercially reasonable efforts to fulfill all such Purchase Orders. Seller shall not be obligated to fulfill any Product Order of less than $500.

      (e) Printed Purchase Order Terms Not Binding. Every Purchase Order issued by Buyer hereunder shall reference this Agreement. No printed term or condition contained in such Purchase Order shall bind, apply to, or in any respect give rise to any obligation on the part of, Seller or Buyer. No term or condition typed on such Purchase Order shall bind, apply to, or in any respect give rise to any obligation on the part of Seller unless specifically agreed to and countersigned by Seller. Subject to Section 2(f), the terms and conditions contained in this Agreement (including any Attachment or Schedule hereto) supersede such printed terms and conditions and all prior oral or written agreements, commitments and understandings between Seller and Buyer and shall, together with the terms of such accepted Purchase Order, constitute the entire agreement between Seller and Buyer with respect to the matters provided for in such Purchase Order.


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

      (f) Terms of Sale. Buyer shall, with respect to any sale of Products by Buyer to any of its direct or indirect customers, replicate the terms under which Seller sells Products hereunder to Buyer that limit Seller's liability to Buyer (i.e., the Performance Warranties and Sections 7(b) and 9 but not Section 5(g)) to limit Buyer's liability to such customer for such sale (the "Terms of Sale"). Where Buyer sells Product to its customer pursuant to the Terms of Sale and Buyer is liable to such customer, Buyer will be entitled to pursue such rights as it may have against Seller; provided, however, that to the extent Buyer modifies the Terms of Sale without the prior written consent of Seller, Buyer shall not pursue any recovery from Seller.

      (g) Facility. Seller shall manufacture Product at the Facility. Buyer agrees that Seller may utilize the Facility for the blending and/or manufacture of product other than the Products, subject to Seller's obligations under the Asset Purchase Agreement between Buyer and Seller dated as of the date hereof and the requirements set forth herein. Seller may change the location at which Product is manufactured to another location in the United States upon one hundred eighty (180) days' prior written notification to Buyer unless such change would result in any material increase in price of Product or other material adverse change to Buyer.

      (h) Capital Expenditures. During the term of this Agreement, if Buyer requires additional capacity or investment for the manufacture of Products at the Facility, for the manufacture of new products at the Facility, or for the manufacture of reformulated Products or products at the Facility, (i) Buyer shall notify Seller in writing of its need for such additional capacity or investment; (ii) Buyer and Seller shall promptly after delivery of such notice negotiate in good faith such request; and (iii) if Buyer and Seller agree to proceed with increasing the capacity of, or making changes to, the Facility, Buyer shall be liable for all reasonable costs incurred in order so to increase the capacity or change the product manufacturing capacities of the Facility to the extent Buyer has approved such costs in writing prior to the incurrence thereof.

3.    Payment; Delivery.

      (a) Price. The purchase prices for Product for the first Contract Year shall be Seller's full standard cost and margin as shown on the Purchase Price appendix agreed by Buyer and Seller on the date hereof. Thereafter, during the term of this Agreement, the purchase price for Product shall be Seller's full standard cost, determined by Seller with respect for Contract Year on a consistent basis, subject to Section 3(d). On or prior to May 10 of each Contract Year after the first Contract Year, Seller and margin shown on such appendix shall have delivered to Buyer adjustments to the price for Products determined in accordance with this Section and such appendix for the following Contract Year (the "Adjustments"), along with information in support of each such Adjustment. Seller shall promptly provide and/or make available to Buyer any information that Buyer reasonably requests in connection with the Adjustments, including a report or certificate of Seller's auditors in respect of any Adjustment that relates to copper prices. After


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

            such delivery, and or prior to May 31 of each Contract Year, Seller and Buyer shall meet in such location as they may mutually agree to discuss in good faith the Adjustments. Seller and Buyer shall give due regard during such negotiations to actual and forecasted changes in volume and the affect thereof on standard cost.

      (b)   Invoices. Seller's invoices shall be sent to:

                     Nufarm, Inc.
                     1333 Burr Ridge Parkway
                     Burr Ridge, Illinois 60521
                     United States of America
                     Attn:  Financial Controller

            or such other address as Buyer may notify Seller in writing from time to time.

      (c) Minimum Aggregate Payment. In respect of each Contract Year, Buyer shall pay to Seller a minimum aggregate payment in respect of Product equal to 70% of Base Volume multiplied by Product price, regardless of the volume of Product ordered by Buyer during such Contract Year. Payment of the price for Product in respect of such Year shall be included for purposes of determining whether Buyer made such minimum aggregate payment.

      (d) Hardship. At any time during the term of this Agreement, if either party believes that this Agreement is causing demonstrable economic hardship to it, such party will notify the other party in writing and within thirty (30) days thereafter, the parties shall meet and negotiate that issue in good faith. The party claiming such hardship shall provide and/or make available to the other party any information such other party reasonably requests in connection with such hardship.

      (e) Payment. Buyer agrees to pay to Seller the purchase price and all other amounts assumed by Buyer in accordance with the terms of this Agreement for Products delivered in accordance with the terms of this Agreement within fifty (50) days after the date of Seller's invoice for those Products. Such invoices shall be stated and paid in U.S. Dollars and shall be dated no earlier than the date of delivery of the Product to the Delivery Point.

      (f) Tax. In addition to the prices referred to in this Agreement for any Product, Buyer shall promptly pay to Seller or, with Seller's prior written consent, directly to the applicable taxing authority, all sales, transfer, excise, VAT, personal property and similar taxes, tariffs or duties applicable to any sale of Product under this Agreement. Buyer shall be responsible for all customs and other export duties in connection with the examination of Products.

      (g)   Delivery.

            (i) Seller shall deliver or cause to be delivered Product specified in an accepted Purchase Order to Buyer and/or its Affiliates at the Delivery Point within the Lead Time after delivery of such Purchase Order.


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

            (ii) Buyer assumes all title to, and all risk of loss of, Products upon delivery of the Products by Seller at the Delivery Point to the carrier packed and ready for shipment to Buyer or Buyer's designee. Buyer will be responsible for all subsequent charges. Unless otherwise directed by Buyer, Seller will, however, prepay the freight and bill Buyer for its cost for transportation charges. In the absence of instructions from Buyer to the contrary, Seller, on behalf of Buyer, will select the mode of conveyance and carrier or carriers, but shall not be deemed thereby to assume any liability in connection with the shipment nor shall any such carrier be construed to be the agent of Seller. If Buyer specifies the carrier in writing to Seller, or if Buyer requests actual carrier invoices, then shipment will be made collect. Buyer will be responsible for all storage, rigging, drayage and other charges at Buyer's site and for any special handling requested by Buyer. Seller shall cooperate in good faith with Buyer in the documentation and proof of loss claims promptly presented by Buyer to the appropriate carrier and/or insurer.

            (iii) Seller shall make  reasonable  efforts to make deliveries in a timely fashion and to notify Buyer promptly of any delays in delivery.

      (h) Weights. Seller's weights at Delivery Point shall govern, unless proven to be incorrect.

      (i) Acceptance. Buyer will make an examination and test of each shipment for compliance with the Product Specifications within a reasonable time after its arrival at Buyer's destination. Buyer shall have the right to reject on a reasonable basis any portion of any shipment which does not meet the Product Specifications, without invalidating the remainder of the order or shipment. Any claims against Seller for failure to comply with the Product Specifications will be waived unless made in writing promptly after the facts on which the claim is based become known to Buyer and in any event within thirty (30) days after the shipment's arrival at Buyer's destination. If Product is so rejected, Seller at its option may either refund Buyer's purchase price or promptly replace such non-conforming Product. Upon Seller's request, Buyer shall return to Seller, transportation charges collect, the Product upon which the refund or credit is based, in substantially as good condition as when received by Buyer, except such part, if any, as cannot be returned due to its necessary use in processing to determine the existence of an inferior quality or defective condition; and Buyer shall also likewise return, if possible, the Products used in processing. In the event that any shipment is rejected by Buyer due to failure to meet Product Specifications, Buyer may withhold payment of such portion of any invoice relating thereto, until such time as Seller replaces such Product failing to meet the Product Specifications. Except as provided in Section 9(c), Seller's sole liability for Product that does not conform in all material respects to the Product Specifications shall be limited to Seller's obligation, at its option, to replace such Product or to refund the price of such Product, and maximum liability, if any, of Seller in respect thereto shall be the purchase price of that part of the material


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

            which is subject to the condition or cause on which the claim is based. No claim shall be allowed for any cause as to material which has been treated or processed in any way, except for such quantity necessarily processed to determine the existence of an inferior quality or defective condition.

      (j) Quality Certificate. Seller shall accompany each shipment of Product hereunder with Seller's standard form of (i) weight certificates and
            (ii) assay certificate(s) applicable to each batch of production contained therein.

4.    Seller's Obligations.

      (a) Documentation. Seller shall provide Buyer with Technical Data Sheets in connection with the sale of the Product from time to time upon request by Buyer.

      (b) Support. Seller agrees upon Buyer's reasonable request from time to time during the term of this Agreement to provide certain research and development services and to provide Buyer reasonable and customary technical and/or laboratory support at Seller's then standard rates for such services and subject to such terms as the parties may otherwise mutually agree, all in accordance with a separate agreement to be entered into on terms mutually acceptable to Buyer and Seller.

      (c) Supply Interruption. If Seller is unable to supply Products in accordance with accepted Purchase Orders at any time for any reason other than a force majeure (as hereinafter defined) and other than pursuant to a capital expenditure project jointly undertaken by Buyer and Seller (a "Supply Interruption Period"), Seller shall attempt in good faith to provide written notice to Buyer as far in advance of the commencement of the Supply Interruption Period as possible or as soon thereafter as possible and shall use commercially reasonable efforts to resume supply in a timely manner. Seller will also provide advance written notice to Buyer of any planned operational interruption relating to the Products if Seller reasonably believes that the event will result in a material interruption of supply of Products. So that all Product can be shipped as required under this Agreement, promptly after delivery of any such notice, Buyer and Seller will in good faith negotiate an agreement pursuant to which Buyer's anticipated needs for Products would be filled during the Supply Interruption Period. Such an agreement may include, for example, that Seller would (i) produce a sufficient amount of Products prior to the Service Interruption Period to fulfill Buyer's anticipated needs during the Supply
            Interruption Period; (ii) have an Affiliate of Seller supply Products or Substitute Products under this Agreement during the Supply Interruption Period to the extent Seller is unable to supply the Products in accordance herewith; and/or (iii) obtain Products or Substitute Products from a third-party manufacturer for shipment to Buyer in accordance with Purchase Orders during the Supply Interruption Period. If Seller cannot or does not provide Products during a Supply Interruption Period for a consecutive period of forty-five (45) days, Buyer shall have the right to procure, if possible, Substitute Products on the open market ("cover products") on a short-term basis and on commercially reasonable terms and Seller shall reimburse Buyer for the cost of


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

            such cover products in quantities consistent with the Purchase Orders to the extent such cost exceeds the cost of the Products under this Agreement; provided, however, that once Seller has provided written notice to Buyer that Seller is able to resume supply of the Products under this Agreement, Buyer will use commercially reasonable efforts to stop its procurement of cover products and will resume acquiring Products from Seller under this Agreement. If Buyer does procure cover products and Seller reimburses Buyer for any excess costs thereof in accordance with the foregoing, Seller's liability arising as a result of the Supply Interruption Period shall be limited to such reimbursement obligation.

      (d) Facility. Seller shall use commercially reasonable efforts to cause the Facility and the Products to comply in all material respects with all applicable governmental laws, regulations, ordinances, standards, orders and decrees including those relating to pollution, ecology and environmental matters.

      (e) Product Changes. If either party requires a change to any Product, such party shall notify the other party in writing and within thirty
            (30) days thereafter, the parties shall meet and negotiate in good faith that Product change. Notwithstanding anything to the contrary herein, Seller may make any Product change required for safety as and when required. If the parties do not agree to a Product change as a result of such negotiations, the following procedures shall apply:

            (i) Upon ninety (90) days' prior written notice to Buyer, Seller may make changes to any Products whenever such changes are:
                  (A) required for safety, (B) required to facilitate performance in accordance with the Product Specifications, or
                  (C) such that they represent non-substantial substitutions and modifications not materially and adversely affecting performance in accordance with the Product Specifications; provided, however, that the Products so modified shall continue to be covered by the applicable product registration. In the event of such changes by Seller that materially affect the cost of the Product and/or that Seller reasonably believes materially and adversely to affect performance in accordance with the Product Specifications ("Material Changes"), Seller shall so state in its notice to Buyer. Buyer shall thereupon have forty-five (45) days after receipt of such notice to review such changes and to document and substantiate any objection thereto. In the event of a Material Change to which Buyer objects as aforesaid, Buyer shall have the right to terminate this Agreement with respect to such Product upon written notice to Seller within sixty (60) days after its receipt of such notice of changes from Seller unless Seller agrees, within thirty (30) days after the expiration of such sixty-day period, not to make such change or to make such change in a manner that does not materially affect the cost of the Product and/or does not materially and adversely affect performance in accordance with the Product Specifications.


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

            (ii) The cost of any change requested by Seller reasonably deemed by Seller necessary to assure the compliance of delivered Products with Product Specifications shall be borne by Seller. Any change requested by Seller reasonably deemed by Seller necessary or desirable to assure the compliance of the Products with changed safety standards or governmental regulations shall be implemented by Seller by an appropriate field change notice. If in the reasonable judgment of Seller such change is likely to result in a material increase in the cost of, or the time required for performance by Seller of, the supply of Products hereunder, or the composition of Products, such notice shall propose new prices of Products, Lead Times, Product Specifications and/or Product warranties ("Change Notice Terms"). Such new Change Notice Terms shall be determined in accordance with the same methods as such terms shall have been determined prior to such Change Notice Terms. Buyer shall have the right to object to such new Change Notice Terms by written notice to Seller within thirty (30) days after receipt of such change notice. In such event, Seller and Buyer shall negotiate in good faith with respect to such Change Notice Terms that may be appropriate in light of such change notice.

            (iii) Upon ninety (90) days' prior written  notice to Seller,  Buyer may require that Seller may make changes to any Products. In the event of such changes by Buyer that Buyer reasonably deems would materially affect the cost of the Product to Seller Lead Times or Product warranties, Buyer shall so state in its notice to Seller. Seller shall thereupon have forty-five (45) days after receipt of such notice to review such changes and to document and substantiate any objection thereto. In the event of a Material Change to which Seller objects as aforesaid, Seller shall have the right to terminate this Agreement with respect to such Product upon written notice to Buyer within sixty (60) days after its receipt of such notice of changes from Buyer unless Buyer agrees, within thirty (30) days after the expiration of such sixty-day period, not to make such change or to make such change in a manner that does not materially affect the cost of the Product to Seller.

            (iv) The cost of any change requested by Buyer reasonably deemed by Buyer necessary to assure the compliance of delivered Products with Product Specifications shall be borne by Seller. Any change requested by Buyer reasonably deemed by Buyer necessary or desirable to assure the compliance of the Products with changed safety standards or governmental regulations shall be implemented by Seller by an appropriate field change notice. If in the reasonable judgment of Seller such change is likely to result in a material increase in the cost of, or the time required for performance by Seller of, the supply of Products hereunder, or the composition of Products, such notice shall propose Change Notice Terms. Such new Change Notice Terms shall be determined in accordance with the same methods as such terms shall have been determined prior to such Change Notice Terms. Buyer shall have the right to object to such new Change Notice Terms by written notice to Seller within thirty (30) days after receipt of such change notice. In such event, Seller and Buyer shall negotiate in good faith with respect to such Change Notice Terms that may be appropriate in light of such change notice.

5.    Quality Assurance and Control

      (a) Seller shall use commercially reasonable efforts to maintain the productivity, yields and quality of its production of Products and practice the "continuous improvement" approach in accordance with good manufacturing practice.

      (b) Upon request of Buyer, Seller shall provide to Buyer and its customers certificates of analysis for all raw materials and Products.

      (c) Seller shall maintain all documentation relating to the manufacture and/or quality control of the Products for a period of at least seven (7) years and shall make such documentation available to Buyer upon its reasonable request in writing.

      (d) Seller shall take one (1) sample of each production batch of the Products, shall keep it in a sealed container for a period of at least thirty-six (36) months after delivery and shall make the sample available to Buyer upon its reasonable written request. Seller's numbering system for identifying the production batches and samples shall be in correlation to the Purchase Order.

      (e) Buyer shall have the right, upon reasonable prior notice to Seller, to enter the Facility during regular business hours, for the purpose of: (i) observing and testing the raw materials, packaging and labeling materials and Products, (ii)observing the process of manufacturing, packaging and labeling the Products; and (iii)
            inspecting the quality of the finished Products, including inspecting the process and results of any quality control test conducted by Seller; provided, however, that Buyer shall not materially disrupt the operations of the Facility as a result of such entry.

      (f) Seller shall use commercially reasonable efforts to maintain its current certifications under quality, environmental, health and safety standards (e.g., ISO 9000 ff) and shall, upon reasonable request of Buyer and at Buyer's cost and expense, obtain certification under quality, environmental, health and safety standards that Seller currently does not have.

      (g) Without limiting the foregoing, Seller makes no warranty that any Product will have any effect on any or all fungus or other plant, crop, fruit or tree diseases or conditions.

6.    Resale.

      Buyer shall have the right to re-label all Products and to sell such Products under Buyer's name alone; provided, however, that in the event Buyer re-labels any Product, Buyer shall be responsible for all regulatory and/or other requirements for labels and other matters.

7.    Warranties; Disclaimer.

      (a) Warranties. The Product will, at the time of delivery, (i) be free from material defects and from contamination resulting from faulty manufacture; (ii) conform in all material respects to the Product Specifications, and (iii) be labeled and packaged in accordance with the Product Specifications (collectively, the "Performance Warranties").

            Seller represents and warrants that it has and will use commercially reasonable efforts to maintain sufficient production capacity and know-how to manufacture and supply Products in accordance with this Agreement. Seller will not materially change the manufacturing process for and components of the Product from the process and components in place prior to the date hereof, except as may be changed in accordance herewith. To Seller's knowledge, the Products do not infringe any third party intellectual property rights. Seller will convey to Buyer good title to the purchased Products free from any security interest, lien, claim or encumbrance that arises out of activities of Seller.

      (b)   Disclaimer.

            The  stated   warranties  are  conditioned  upon  proper  treatment,
            storage, handling and use of the Products. SELLER MAKES NO REPRESENTATION OR WARRANTY EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS AGREEMENT, AND SELLER EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY,
            FITNESS FOR USE OR FITNESS FOR A PARTICULAR PURPOSE. Claims for breach of warranty resulting from latent defects shall be made promptly after discovery thereof by Buyer.

8.    Term.

      This Agreement shall have an initial term extending five (5) years from the date hereof with consecutive two-year renewals at two-year intervals thereafter, unless and until either party gives the other notice of non-renewal no less than one (1) year prior to the end of the initial or any renewal term.

9.    Indemnification; Insurance.

      (a) Indemnification by Buyer. Buyer shall defend, indemnify and hold harmless Seller, its shareholders, officers, directors and employees from and against any all damages, losses, liability, claims, causes of action, expenses and costs (including reasonable attorneys' fees and other litigation costs) for personal injury (including death), property damage and other relief (including environmental claims) arising out of (i) claims relating to Buyer's furnishing of manufacturing specifications and procedures, packaging materials, labeling or any information pertaining thereto, (ii) the handling, storage, transportation, sale or use of the Product by Buyer or any direct or indirect customer or bailee thereof, (iii) claims and liability arising out of the use, disposition, subsequent processing, admixture or reaction of any Product with other products, chemicals or materials, including any change made in the composition or form of Products or use of same in combination with other substances, including, but not limited to, damages for infringement of any patents or processes practiced by Buyer or patents on products made by Buyer (other than patents licensed by Buyer from Seller under the License Agreement between Buyer and Seller dated as of the date hereof) and claims and liability arising out of the fungicidal nature or other properties of the Products, or the use or application of Products or items on which Products are applied or with which such Products are used,
            (iv) claims of product liability for Products sold by Buyer, except to the extent the liability is caused by a breach of the Performance Warranties by Seller, and (vi) Buyer's failure to comply with all applicable laws, rules and regulations relating to the use, distribution, sale and processing of the Product; but in any event excluding any claim or damage to the extent Seller is responsible to indemnify Buyer therefor in accordance with Section 9(c).

      (b) Insurance of Buyer. Buyer shall procure reasonably adequate insurance for product liability damages arising out of the sale or use of the Products. Buyer shall maintain comprehensive general liability insurance (including pollution liability coverage) and other insurance, on an occurrence basis, for injury to or death of any person(s) or damage to property of not less than $50,000,000 per occurrence.

      (c) Indemnification by Seller. Seller shall defend, indemnify and hold harmless Buyer, its shareholders, officers, directors and employees from and against any all damages, losses, liability, claims, causes of action, expenses and costs (including reasonable attorneys' fees and other litigation costs) for personal injury (including death), property damage and other relief (including environmental claims) arising out of (i) liability to persons or entities other than Buyer and its direct and indirect customers in such capacity for Products to the extent the liability is attributable to the failure of the Products to conform with Seller's Performance Warranties hereunder;
            (ii) the handling, storage or transportation of the Product by Seller or any bailee thereof, (iii) any costs of cleanup and recovery of damages arising out of or incidental to the removal or disposal of waste material generated or created by Seller or any customer of Seller (other than Buyer), (iv) claims in connection with, or arising from, infringement of any patents on processes practiced by Seller, whether such claims and liability are for negligence or otherwise, except to the extent of procedures furnished by Buyer, and (v) Seller's failure to comply with all applicable laws, rules and regulations relating to the manufacture and supply of the Product; but (A) in any event excluding any claim or damage to the extent

            Buyer is responsible to indemnify Seller therefor in accordance with
            Section 9(a) and (B) in the case of any claims arising under Section 9(c), other than through Buyer or its direct or indirect customers in such capacity, Seller's liability shall be limited to 50% of the amount paid by Buyer during the previous Contract Year for Products and if such claim occurs during the first Contract Year, to $5,000,000.

      (d) Insurance of Seller. Seller shall procure reasonably adequate insurance for product liability damages arising out of the sale or use of the Products. Seller shall maintain comprehensive general liability insurance (including pollution liability coverage) and other insurance, on an occurrence basis, for injury to or death of any person(s) or damage to property of not less than $50,000,000 per occurrence.

      (e)   Limitations. Except as set forth in Section 9(a) or Section 9(c):

            (i) Seller shall in no event by liable, directly or indirectly, to Buyer or anyone claiming through or on behalf of Buyer for (A) any special, incidental, consequential or punitive damages, including any damages for lost profits, loss of business or loss of use, arising out of, or in connection with this Agreement or the use or performance of Product, whether in an action of contract or tort, including negligence, even if Seller has been advised of the possibility of such damages or
                  (B) any claim or demand against Buyer by any other party on account of, or arising from, the use or performance of Product. Seller's liability and Buyer's exclusive remedy, for any cause of action arising out of this Agreement or in connection with the sale of any Product is expressly limited to replacement of non-conforming Product(s) or payment in an amount not to exceed the purchase price of the specific Product(s) for which damages are claimed, at Seller's option.

            (ii) Buyer shall in no event be liable, directly or indirectly, to Seller or to anyone claiming on behalf of Seller for any special, incidental, consequential or punitive damages, including any damages for lost profits, loss of business or loss of use, arising out of, or in connection with, this Agreement or the use or performance of Product, whether in an action of contract or tort, including negligence, even if Buyer has been advised of the possibility of such damages.

            (iii) No action,  whether in contract or tort, including negligence, arising out of, or in connection with, this Agreement may be brought by any party more than two (2) years after the cause of action has accrued.

10.   Confidentiality.

      (a) Confidential Information. Buyer and Seller acknowledge that each may have access to certain confidential data, including formulas, know-how, specifications, market information, customer lists and other confidential information of the other party in connection herewith, including quantities and prices of Product supplied hereunder (the "Confidential Information").

      (b) Covenant. Each party agrees that Confidential Information of the other party is valuable property. Except as may be required by law, each party will not use or disclose the Confidential Information of the other party for any purpose other than the performance of its obligations hereunder or in connection herewith and will take all reasonably necessary action to protect the Confidential Information of the other party. In the event that either party is required by law to disclose any Confidential Information, it will notify the other party promptly so that it may seek a protective order or other remedy. In such event, such party will finish only that portion of the confidential Information that it is advised by counsel is legally required and will use commercially reasonable efforts to obtain assurance that confidential treatment will be accorded to the Confidential Information. Each party will use the same degree of diligence and effort to protect the other party's Confidential Information from disclosure to third parties as such party uses to protect its own Confidential Information, but in no event shall a party use less than reasonable diligence and effort in protecting the Confidential Information of the other party.

      (c) Exceptions. Confidential Information does not include information that:

            (i) is publicly known or available at the time of disclosure, or subsequently comes into the public domain through no fault or action of the party in receipt of such information;

            (ii) is or becomes available to the receiving party on a non-confidential basis from a source, other than the disclosing party or its representatives, provided that to the knowledge of such receiving party, such source is not prohibited from disclosing such portions to the receiving party by a contractual, legal or fiduciary obligation to the disclosing party; or

            (iii) was in the  possession  of the  receiving  party  prior to its disclosure by the disclosing party, as evidenced by appropriate documentation; provided, however, that information disclosed by either party to the other in connection with this Agreement prior to the execution of this Agreement that would have been deemed Confidential Information if disclosed after the execution of this Agreement shall be deemed to have been disclosed under this Agreement even if it was not identified as confidential in the manner contemplated by this Agreement at the time of its disclosure.

      (d) Return or Destruction. Upon the termination or expiration of this Agreement, each party shall upon request, return to the other party or destroy such other party's Confidential Information.

      (e) Specific Performance. The parties hereto mutually agree that their obligations under this Section 10 are of a special and unique character which gives them a peculiar value and each party cannot be reasonably or adequately compensated in damages in an action at law in the event the other party breaches such obligations. Therefore, each party expressly agrees that the other party shall be entitled to injunctive and other equitable relief in the event of such breach or threatened breach in addition to any other rights or remedies which such other party may possess.

11.   Termination.

      (a) Breach. Notwithstanding anything herein to the contrary, if either party breaches in any material respect any of the terms and conditions of this Agreement, the non-breaching party will have the right, upon sixty (60) days' prior written notice to the breaching party, to terminate this Agreement, in addition to other remedies, unless prior to the end of said sixty (60) day grace period the defaulting party has cured or is proceeding diligently (to the other party's reasonable satisfaction) to cure the breach in question;
            provided, however, that no party shall seek to invoke such remedy without having first exhausted the procedures set forth in Section 12(o).

      (b) Change of Control of Buyer. In the event of the sale of a controlling interest of Buyer or the business of Buyer, other than through a public offering of stock for which a registration is filed with the applicable regulatory authority, or the assignment or delegation by Buyer of its rights or obligations hereunder, other than to a subsidiary or Affiliate of Buyer, Buyer shall provide immediate notice to Seller and Seller shall have the right to terminate this Agreement within forty-five (45) days after receipt of such notice if Seller reasonably determines that its performance under this Agreement would be materially and adversely affected as a result of such event. Any notice of termination must be in writing and shall give rise to immediate termination of this Agreement unless otherwise stated therein.

      (c) Change of Control of Seller. In the event of the sale, directly or indirectly, of a controlling interest of Seller, other than through a public offering of stock for which a registration is filed with the applicable regulatory authority, the sale of all or substantially all of the assets of Seller or the Facility, or the assignment or delegation by Seller of its rights or obligations hereunder, other than to a subsidiary or Affiliate of Seller, Seller shall provide immediate notice in writing to Buyer. If Buyer reasonably determines that the acquiror is a competitor of Buyer and/or its Affiliates or that the acquiror would not fulfill the terms and conditions hereof in accordance with the price of Products hereunder, Buyer shall have the right within forty-five (45) days after receipt of such notice to deliver to

            Seller a notice of termination, which notice shall state a date, no later than twelve months after the date of the notice, on which date this Agreement shall terminate.

      (d) Effect of Termination. Notwithstanding anything herein to the contrary, no expiration or other termination of this Agreement, regardless of the reason or reasons therefor, shall affect the obligation of Buyer to pay fully and timely for Product delivered to Buyer prior to such expiration or termination. All payment obligations, and all obligations and liabilities accruing prior to termination or arising out of the event or occurrence giving rise to termination, shall survive any such expiration or termination.

      (e) Rights on Default. Without limiting any other right or remedy which Seller may have, if Buyer shall default in any material payment obligation to Buyer, which default remains uncured for more than thirty (30) days, Seller shall have the right to cancel, suspend or reject any or all outstanding and/or future orders and shipments in its discretion.

12.   Miscellaneous.

      (a) Assignment. Subject to Section 11(c), Seller may assign this Agreement; provided, however, that if Seller assigns this agreement to an Affiliate of Seller, Seller shall remain bound by the terms and conditions of this Agreement. Subject to Section 11(b), Buyer may assign this Agreement; provided, however, that if Buyer assigns this Agreement to an Affiliate of Buyer, Buyer shall remain bound by the terms and conditions of this Agreement. No party shall arrange for the performance of its obligations hereunder to be performed by any other entity without the prior written consent of the other party.

      (b) Survival. The provisions of Sections 3(f), 9, 10 and 11(d) hereof shall survive the termination or expiration of this Agreement and any and all rights and obligations of any of the parties hereto which accrue prior to such termination or expiration shall also survive such termination or expiration.

      (c) Notices. Any notice required or permitted to be given hereunder shall be deemed sufficient if sent by telefacsimile, delivery confirmed, or if mailed by registered or certified mail or delivered by messenger or air courier, to the party to whom such notice is required or permitted to be given. If telefaxed, any such notice shall be considered given two (2) days after the date telefaxed. If mailed, any such notice shall considered given seven (7) days after the date when mailed. If delivered by messenger or air courier, any such notice shall be considered given when received.

            All notices to Buyer shall be addressed as follows:

                      Nufarm, Inc.
                      1333 Burr Ridge Parkway
                      Burr Ridge, Illinois 60521
                      United States of America
                      Attn:  General Manager
                      Facsimile:  713-266-7623

            Copy to:  Nufarm Limited
                      103-105 Pipe Road
                      Laverton North
                      Victoria 3026
                      Australia
                      Attention: Group General Manager Operations
                      Facsimile: 011 613-9282-1007

            All notices to Seller shall be addressed as follows:

                      Phibro-Tech, Inc.
                      One Parker Plaza
                      Fort Lee, New Jersey 07024
                      United States of America
                      Attn:  President
                      Facsimile:  201 944-6245

            Copy to:  Phibro-Tech, Inc.
                      One Parker Plaza
                      Fort Lee, New Jersey 07024
                      United States of America
                      Attn:  General Counsel
                      Facsimile:  201 944-6245

            A party may change the address to which notice is to be given by notice as provided herein.

      (d) Governing Law. This Agreement shall be interpreted in accordance with the laws of the State of New York, United States of America, without reference to conflict of laws principles.

      (e) Force Majeure. Any party may reduce, suspend or terminate performance hereunder without liability including, without limitation, any damages or penalty for delay in delivery, in the event performance is prevented by a cause beyond the control of such party including without limitation, an act of God, act, regulation or law of any government, war, civil war, commotion, destruction of production faculties or materials by fire, explosion, earthquake or storm, sabotage, labor disturbance, strike, lock-out, epidemic, or unforeseen shortage or unavailability

            (on terms economically and commercially practicable to such party) of fuel, power, transportation, raw materials, supplies, governmental approvals, permits or licenses (each a "force majeure"); provided, the affected party sends written notice thereof to the other party within a reasonable time after the onset of such event. Notwithstanding the foregoing, if as a result of any such prevention, a party is unable to perform under this Agreement for a period of one hundred eighty (180) consecutive days, the other party shall have the right to terminate this Agreement effective thirty
            (30) days after its provision of written notice to the non-performing party of its intention so to terminate unless such performance shall be resumed during such thirty-day period. In the event a party elects so to terminate this Agreement, the other party shall have no further liability as a result of the reduction, suspension or termination of performance due to a force majeure.

      (f) Entire Agreement. This Agreement, together with any Attachments hereto and any appendices delivered contemporaneously herewith, constitutes the entire understanding between the parties with respect to the subject matter hereof, and supersedes and replaces any other prior agreements, representations, warranties and discussions relating thereto. The parties agree that all supply of Product hereunder shall be subject to and governed by the terms and conditions contained herein, and none of the terms and conditions contained in any purchase or order form, invoice, etc., shall amend the provisions of this Agreement unless signed by both parties and clearly indicating that the parties intend to vary the terms hereof.

      (g) Severability. In the event that any of the provisions contained in this Agreement would be held to be invalid, prohibited or unenforceable for any reason, such provision, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions of this Agreement. Subject to the foregoing, in case any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected in any way thereby.

      (h) Third Party Beneficiaries. The parties hereto do not intend to create hereby, and this Agreement shall not be read or construed to create or grant, any rights or benefits in or for any person or entity other than the parties hereto or as expressly provided in
            Section 9 hereof, and any and all other third party rights or benefits are hereby expressly disclaimed and denied.

      (i) Modification; waiver. This Agreement can only be modified or changed by an agreement in writing and signed by the parties hereto. The failure of any party at any time or times to require performance of any provision hereof shall not affect the right of such party at a later time to enforce the same. No waiver by any party hereto of any condition, or of the breach of any provision, term or covenant, contained in this Agreement in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term or covenant, of this Agreement.

      (j) Relationship of the Parties. The relationship of the parties created hereby is that of independent contractors, and neither party shall be any right or authority to create or assume any obligation of any kind on behalf of the other.

      (k) Validity. Each signatory hereto represents and warrants to the other party that he is duly authorized and empowered to execute this Agreement in the capacity herein set forth.

      (l) Binding Effect. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns.

      (m) Captions; construction. The captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement. No party shall be deemed to have drafted this Agreement, but rather this Agreement is a collaborative effort of the undersigned parties and their attorneys.

      (n)   Counterparts.   This   Agreement   may  be  executed  in   identical
            counterparts, all of which when taken together shall constitute but one complete, executed agreement.

      (o)   Dispute Resolution.

            (i) The parties shall attempt to resolve any dispute or controversy arising out of or in connection with this Agreement in accordance with the following. The parties shall first refer the dispute to management-level employees who have oversight of operational matters to negotiate in good faith over a period of fifteen (15) days a resolution of the dispute. If such employees are unable to resolve the dispute, the parties shall refer the dispute to chief executive officers of the parties to negotiate in good faith over a period of fifteen (15) days a resolution of the dispute. No party may bring a claim under or in connection with this
                  Agreement unless and until it such procedure has been concluded with respect to such claim. Notwithstanding the foregoing, any party may at any time seek equitable relief or remedy, including an injunction, in a court of law.

            (ii) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any New York state court or federal court of the United States of America sitting in the Borough of Manhattan, New York, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (iii) Each   of  the   parties   hereto   hereby   irrevocably   and
                  unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may not or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any New York state or federal court located in the Borough of Manhattan, New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (iv)  Each   of  the   parties   hereto   hereby   irrevocably   and
                  unconditionally consents to service of process in the manner provided for notices in Section 12(c). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      IN WITNESS WHEREOF, the parties have caused this Supply Agreement to be executed in by their duly authorized representatives as of the date first written above.

PHIBRO-TECH, INC.                    NUFARM, INC.

By:  /s/ W. Dwight Glover            By:  /s/ Kevin Martin
   ----------------------               ----------------------
Name: W. Dwight Glover               Name: Kevin Martin
Title: President                     Title: Authorized Signatory

                                  Attachment 1

                                    Products

Products

Champion Technical (standard)               EPA No.: 55146-003

Champion Technical (Orient grade)           EPA No.: 55146-003

Champion Technical (Korea grade)            EPA No.: 55146-003

Champion Wettable Powder                    EPA No.: 55146-001

Champion Wettable Powder Turkey

Champion Wettable Powder Sri Lanka

Champion Wettable Powder Jordan

Champ Flowable                              EPA No.: 55146-041

Champ Formula 2 Flowable                    EPA No.: 55146-64

Champ DP                                    EPA No.: 55146-57

                                  Attachment 2

                             Product Specifications

See attached.

                                    Appendix

                                Price of Products